Exhibit 99

News Release From:

Dotronix, Inc.

(OTC Bulletin Board: DOTX)

Contact information: Robert V. Kling

Phone: 651-633-1742

FOR IMMEDIATE RELEASE:  August 20, 2004

DOTRONIX ANNOUNCES THAT THE DISTRIBUTION OF ITS WARRANT
DIVIDEND HAS BEGUN

ST. PAUL, MN, August 20, 2004. DOTRONIX, INC. (OTC BULLETIN BOARD: DOTX) announced today that the distribution of its warrant dividend to its shareholders of record on June 30, 2004 has begun. Each of these shareholders will receive for each four shares of Dotronix common stock (a) one warrant to purchase one share of Dotronix common stock at $2.50; (b) one warrant to purchase one share of Dotronix common stock at $5.00; and (c) one warrant to purchase one share of Dotronix common stock at $7.50. The warrants will be subject to redemption by Dotronix under certain terms and conditions. No warrants for fractional shares will be issued.

The Securities and Exchange Commission had declared the registration statement filed by Dotronix on June 2, 2004 effective on August 12, 2004. Registration statements covering the shares issuable upon the exercise of the warrants are still pending in several states. The transfer and the exercise of the warrants, therefore, are subject to the availability of registration or exemptions from registration in various states. The warrant certificates bear a legend regarding these restrictions.